                                                                    EXHIBIT 10.2

                             GENOMICA CORPORATION
                            STOCKHOLDERS AGREEMENT


     THIS AGREEMENT is made as of the 22th day of March, 1996, by and among Genomica Corporation, a Delaware corporation, (the "Corporation"); Cold Spring Harbor Laboratory ("CSH"); and the persons (the "Purchasers") named in Schedule I to a certain Series A Convertible Preferred Stock Purchase Agreement of the Corporation dated the date hereof (the "Purchase Agreement").

                                   RECITALS
                                   --------

     The Corporation is engaged in the highly competitive business of researching, developing, manufacturing and marketing computer software for the biotechnology industry on an international basis. The CSH and the Corporation recognize and affirm that success or failure in this highly technical and highly competitive business is dependent on the ability of the Corporation to (1) develop and protect proprietary technology which will give the Corporation a competitive advantage in the marketplace; (2) incorporate this technology into products which themselves will or may become proprietary; and (3) develop and utilize processes which may be proprietary to accomplish (1) and (2) above.

     In order to achieve the above objectives, the Corporation has expended and will continue to expend substantial time, effort and financial resources. These activities include research, the attraction and training of key employees, and establishing relationships with necessary resources outside the Corporation. If information regarding the Corporation's research, processes or products were to fall into the hands of a competitor of the Corporation, it could be used in a manner which would cause serious and irreparable financial and business damage to the Corporation. For this reason, all information related to the Corporation's technology, research, products, and business strategies is considered to be confidential information which is proprietary to the Corporation.

     In addition the Purchasers intend to invest in the Corporation pursuant to the Purchase Agreement based on the foregoing assumptions and such investment is contingent upon the execution and delivery of this Agreement by the Corporation and CSH.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the above representations and understandings, and the promises and mutual agreements set forth below, the parties agree, effective on the date of the Agreement, to the following terms and conditions:

     1. CSH's Stock. CSH has purchased from the Corporation an aggregate of 679,679 shares of Common Stock (the "Shares") at a per-share purchase price of $.001 (the "Original Purchase Price") as more specifically set forth on Schedule 1 hereto. The Shares shall be subject to a number of restrictions as set forth in this Agreement. Certain of the restrictions with respect to the Shares may terminate under various conditions pursuant hereto.

     2. Remedies in the Event of Breach. The Corporation, the Purchasers and CSH understand and agree that any breach or threatened breach by the Corporation, the Purchasers or CSH of any of the provisions hereof cannot be remedied solely by the recovery of damages, and in the event of any such breach or threatened breach, the Corporation, the Purchasers or CSH, as the case may be, shall be entitled to injunctive relief, restraining CSH, the Purchasers or the Corporation, as the case may be, and any business, firm, corporation individual or other entity participating in such breach or attempted breach, from engaging in any activity which would constitute a breach. The Corporation, the Purchasers and CSH further agree that any dispute arising under the terms of this Agreement shall be decided in accordance with the rules then in effect of the American Arbitration Association, and any arbitration award may be entered in a court of competent jurisdiction and enforced as a judgment thereof. Nothing herein, however, shall be construed as (i) prohibiting the Corporation, the Purchasers or CSH from pursuing, in conjunction with an injunction or otherwise, any other remedies available in equity or at law for any such breach or threatened breach, including the recovery of damages; or (ii) limiting the Corporation's remedy against a breaching Purchaser or CSH as set forth in
Section 9 below.

     3. Transferability. The Corporation and CSH agree (i) that Unvested Shares (as defined below) may not be sold, pledged or otherwise transferred ("Transferred") without the consent of the Board of Directors in its sole discretion (except pursuant to Section 5 below); and (ii) Vested Shares (as defined below) may be Transferred only in accordance with the provisions set forth herein and only if the transferee of such Vested Shares agrees in writing to be bound by the provisions of Sections 5, 6, 7, 9 and 10 hereof. Any Shares Transferred not in accordance with the preceding sentence shall be void, ab initio.

     4.  Discontinuation Event.  The Shares shall be affected as follows:

     (A) In the event (i) the dissolution, liquidation or bankruptcy of CSH; or
(ii) of a breach by CSH of any of the material terms of any of the License Agreement (which breach shall have been a material breach and shall not have been cured prior to the expiration of any cure period) or the Common Stock Acquisition Agreement by which CSH purchased the Shares (either such case, a "Discontinuation Event"), certain of such Shares, defined below as "Unvested Shares," shall be repurchased and paid for in full by the Corporation at the Original Purchase Price within 30 days of such Discontinuation

Event. Unvested Shares shall be those Shares which have not yet vested according to the schedule set forth in Schedule 1 hereto. Notwithstanding the preceding sentence, in the event the Corporation's Board of Directors approves a sale or merger (other than a merger with or into a wholly-owned subsidiary of the Corporation or a merger in which the Corporation is the surviving entity) of the Corporation or an initial public offering of the Corporation's stock (any of which events is defined herein as a "Triggering Transaction"), CSH will be notified of such Board action. Any of such then Unvested Shares will become Vested Shares (as defined below) simultaneously with the consummation of the Triggering Transaction. Upon the occurrence of a Discontinuation Event, all Unvested Shares shall forever remain Unvested Shares.

     (B) Termination For Cause. Prior to the Corporation's initial public offering, in the event of a Discontinuation Event as a result of an event set forth in clause (ii) of Section 4(A) above, then with respect to any of its Unvested Shares not repurchased by the Corporation pursuant to Sections 4(A) above, CSH shall, in all matters put forth to a vote of the holders of Common Stock (i) cause its Shares to be represented at any meeting of the stockholders of the Corporation and (ii) vote such Shares in the same proportion and in the same manner as all other Common Stock is voted.

     5. Approved Sale of Corporation. (A) If the Corporation's Board of Directors has adopted a resolution of the Board of Directors approving the sale of the Corporation to any person (such person, the "Acquiring Entity"), whether by merger, consolidation, sale of all or substantially all of the Corporation's assets or sale of all of the outstanding capital stock (such sale, an "Approved Sale"), CSH and each Purchaser will consent to, vote for and raise no objections against the Approved Sale, and if the Approved Sale is structured as a sale of stock, CSH and each Purchaser hereby agrees to sell all of their respective Shares (and all rights thereto) on the terms and conditions approved by the Board of Directors, provided that each holder of Common Stock receives in the Approved Sale the same amount and type of consideration for is interest in the Corporation as is received by the holders of the Series A Convertible Preferred Stock, (the "Preferred Stock"), assuming such holders had converted their respective shares of Preferred Stock into Common Stock. CSH and each Purchaser will take all actions reasonably required to facilitate and consummate an Approved Sale of the Corporation.

     (B) The Corporation shall give written notice (a "Sale Notice") of any such Approved Sale to CSH and Purchasers. A Sale Notice shall contain (i) the name and address of the prospective Acquiring Entity; (ii) the purchase price and other material terms and conditions of the Approved Sale; (iii) the date on which the Approved Sale is intended to be consummated; (iv) the date on which the Corporation's Board of Directors approved the Approved Sale and (v) the Shares and Purchaser's Shares proposed to be sold. Upon receipt of a Sale Notice, CSH and each Purchaser shall be required to consent to such Approved Sale and to sell is Shares, to the Acquiring Entity designated therein within 30 days of receipt thereof or such later date as may be specified in the Sale Notice.

No Purchaser or CSH shall be required to make any representations and warranties other than representations and warranties concerning its ownership of such Shares, the absence of any liens or encumbrances thereon and its authority to sell such Shares; and provided further that, if the terms of such Approved Sale provide for the escrow of any amount of proceeds resulting from an Approved Sale or to accept indebtedness or other securities subject to indemnification or other rights of offset, then CSH and each Purchaser shall be required to escrow a pro rata amount of its proceeds from such Approved Sale and/or to accept such indebtedness or other securities.

     6. Right of First Refusal. (A) Except pursuant to Section 5 above, if at any time CSH desires to sell for cash all or any part of its Shares pursuant to a bona fide offer from a third party (the "Proposed Transferee"), CSH shall submit a written offer (the "Offer") to sell such Shares (the "Offered Shares") to the Purchasers on terms and conditions, including price, not less favorable to the Purchasers than those on which CSH proposes to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the Offered Shares proposed to be sold, the total number of Shares owned by CSH, the terms and conditions, including price, of the proposed sale, that the proposed buyer has been informed of the rights and obligations provided for in this Section 6 and Section 7 below and has agreed to purchase Offered Shares in accordance with the terms of this Agreement, and any other material facts relating to the proposed sale. The Offer shall further state that the Purchasers may acquire, in accordance with the provisions of this Agreement, all but not less than all of the Offered Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein.

     (B) Each Purchaser shall have the absolute right to purchase that number of Offered Shares as shall be equal to the number of Offered Shares multiplied by a fraction, the numerator of which shall be the number of Purchasers' Shares (as defined below) then owned by such Purchaser and the denominator of which shall be the aggregate number of Purchasers' Shares then owned by all of the Purchasers. For purposes of this Section 6, all of the securities of the Corporation which a Purchaser has acquired, or has the right to acquire from the Corporation, upon the conversion, exercise or exchange of any of the securities of the Corporation then owned by such Purchaser shall be deemed to be Purchasers' Shares then owned by such Purchaser. (The amount of Offered Shares that each Purchaser is entitled to purchase under this Section 6(B) shall be referred to as its "Pro Rata Fraction").

     (C) The Purchasers shall have a right of oversubscription such that if any Purchaser fails to accept the Offer as to its Pro Rata Fraction, the other Purchasers shall, among them, have the right to purchase up to the balance of the Offered Shares not so purchased. Such right of oversubscription may be exercised by a Purchaser by accepting the Offer as to more than its Pro Rata Fraction. If, as a result thereof, such oversubscriptions exceed the total number of Offered Shares available in respect of such oversubscription privilege, the oversubscribing Purchasers shall be cut back with respect to their oversubscriptions on a pro rata basis in accordance with their respective Pro Rata Fractions or as they may otherwise agree among themselves. In the event that the Purchasers in the aggregate shall not have elected in the manner set forth below to purchase all of the Offered Shares, the Purchasers shall not have the right to purchase any of the Offered Shares and CSH shall have the right to sell the Offered Shares in accordance with Section 6(E) below.

     (D) If the Purchasers, in the aggregate, desire to purchase all of the Offered Shares, such Purchaser(s) shall communicate in writing their election to purchase to CSH, which communication shall state the number of Offered Shares each Purchaser desires to purchase (which shall in the aggregate be equal to all the Offered Shares) and shall be given to CSH within thirty days of the date the Offer was made. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares (subject to the aforesaid limitations as to a Purchaser's right to purchase more than its Pro Rata Fraction). Sales of the Offered Shares to be sold to purchasing Purchasers pursuant to this Section 6 shall be made at the offices of the Corporation on the 45th day following the date the Offer was made (or if such 45th day is not a business day, then on the next succeeding business day). Such sales shall be effected by CSH's delivery to each purchasing Purchaser of a certificate or certificates evidencing the Offered Shares to be purchased by it, free and clear of any liens, claims or encumbrances of any kind (other than pursuant to this Agreement), duly endorsed for transfer to such purchasing Purchaser and with any requisite stock transfer stamps attached, against payment to CSH of the purchase price therefor by such purchasing Purchaser.

     (E) If the Purchasers do not purchase all of the Offered Shares, the Offered Shares may be sold by CSH at any time within six months after the date the Offer was made, subject to Section 7 below and the other provisions of this Agreement. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any Offered Shares not sold within such six-month period shall continue to be subject to the requirements of a prior offer pursuant to this Section 6.

     7. Co-Sale Rights. (A) If at any time a Purchaser desires to sell all or any part of its Common Stock or Preferred Stock ("Purchaser's Shares") pursuant to a bona fide offer from a third party (for purposes of this Section 7, also a "Proposed Transferee"), such Purchaser shall deliver a written notice (the "Notice") of such proposed sale of such Purchaser's Shares (for purposes of this
Section 7, also "Offered Shares") to the other Purchaser. The Notice shall disclose the identity of the Proposed Transferee, the Offered Shares proposed to be sold, the total number of Purchaser's Shares owned by such Purchaser, the terms and conditions, including price, of the proposed sale, that the proposed buyer has been informed of the rights and obligations provided for in this

Section 7 and has agreed to purchase Offered Shares in accordance with the terms of this Agreement, and any other material facts relating to the proposed sale.

     (B) (i) If a Purchaser elects not to purchase any Offered Shares pursuant to Section 6 above; or (ii) if upon receipt of a Notice pursuant to Section 7(A) above, such Purchaser desires to sell any of such Purchaser's Shares, then such Purchaser shall have the right, exercisable upon written notice (the "Co-Sale Acceptance Notice'') to the selling Purchaser or CSH, as applicable, given within thirty (30) days after the Offer or Notice, as applicable has been delivered pursuant to Section 6 or 7(A) above, to participate in the proposed sale of Offered Shares pursuant to the terms and conditions specified in the Offer or Notice, as applicable, and the selling Purchaser or CSH, as applicable, shall require the Proposed Transferee designated in the Offer or Notice, as applicable, to purchase from such Purchaser up to the number of whole shares of Common Stock or Preferred Stock, as applicable, equal to the product of (i) the total number of Offered Shares to be transferred in such proposed sale as specified in the Offer or Notice, as applicable, and (ii) a fraction, the numerator of which (a) in the case of Offered Shares which are Common Stock, is the number of outstanding shares of Common Stock held by such Purchaser (including any Common Stock issuable to such Purchaser upon the conversion or exchange of any Purchaser's Shares convertible or exchangeable into Common Stock) or (b) in the case of Offered Shares which are Preferred Stock, is the number of outstanding shares of Preferred Stock held by such Purchaser, and the denominator of which (c) in the case of Offered Shares which are Common Stock, is the total number of shares of Common Stock (on a fully-diluted basis) then outstanding or (d) in the case of Offered Shares which are Preferred Stock, is the total number of shares of Preferred Stock (on a fully-diluted basis) then outstanding. The Co-Sale Acceptance Notice shall state the number of shares such Purchaser proposes to include in such proposed sale to the Proposed Transferee (up to the number of shares as calculated pursuant to the immediately preceding sentence). Any such sale by such Purchaser shall be at the same price per share (including price and type of consideration) received by the Proposed Transferee and otherwise on identical terms and conditions as received by the selling Purchaser or CSH, as the case may be, in its sale to the Proposed Transferee. In the event that the Proposed Transferee does not purchase shares of Common Stock and/or Preferred Stock from Purchasers who have timely delivered a Co-Sale Acceptance Notice as required by this Section 7, then the selling Purchaser or CSH, as the case may be, shall not be permitted to, and shall not, sell any Offered Shares to the Proposed Transferee in the proposed sale.

     (C) If no Co-Sale Acceptance Notice is received by the selling Purchaser or CSH, as the case may be, during the 30-day period referred to in Section 7(A) above, then such selling Purchaser or CSH, as the case may be, shall have the right to sell the Offered Shares at any time within six months after the date the Offer or Notice, as the case may be was delivered, subject to the other provisions of this Agreement. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer or Notice, as applicable. Any Offered Shares not sold within such six-month period shall continue to be subject to the requirements of
Section 6 and this Section 7.

     (D) In the event a Purchaser shall desire to sell more than 50% of all of such Purchaser's Shares purchased pursuant to the Purchase Agreement in the aggregate in one or a series of related transactions to a Proposed Transferee, such Purchaser shall in addition to offering the Co-Sale rights to the other Purchaser pursuant to Sections 7(A) through (C), such Purchaser shall offer such rights to CSH as if CSH were a Purchaser for purposes of such Sections. In the event a Purchaser proposes to sell Preferred Stock, the number of shares of Common Stock which CSH shall be entitled to sell shall be calculated as if all shares of Preferred Stock were converted into Common Stock at the then applicable conversion price and the purchase price per share of Common Stock to be sold by CSH pursuant to this Section 11(D) shall equal the aggregate purchase price paid for the shares of Preferred Stock sold by such Purchaser to the Proposed Transferee divided by the number of shares of Common Stock into which such shares of Preferred Stock were convertible at the time of such sale at the then applicable conversion price.

     (E) Notwithstanding the foregoing, this Section 7 shall not apply to any Transfer by any Purchaser or CSH of Shares: (i) to Purchaser's or CSH's affiliates, (ii) constituting a gift or gifts, or (iii) constituting less than 1% of the outstanding class of Shares to be Transferred.

     8. Termination. The provisions of Sections 3, 4, 5, 6 and 7 hereof, shall terminate immediately upon the closing of a firm commitment, underwritten public offering registered under the Securities Act, (other than a registration relating solely to a transaction referred to in Rue 145 under the Securities Act (or any successor rule) or to an employee benefit plan of the Corporation), at a public offering price (prior to underwriters' discounts and expenses) equal to or exceeding $2.50 per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) and in which the aggregate proceeds to the Corporation and/or selling stockholders (before deduction for underwriters' discounts and expenses relating to the issuance, including without limitation fees of the Corporation's counsel) exceed $5,000,000.

     9. Failure to Deliver Shares. CSH becomes obligated to sell any Shares to a Purchaser or the Corporation under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, such Purchaser or the Corporation, as the case may be, may, at its option, in addition to all other remedies it may have, send to CSH the purchase price for such Shares as is herein specified. Thereupon, the Corporation upon written notice to CSH, (i) shall cancel on its books the certificate or certificates representing the Shares to be sold and (ii) shall issue, in lieu thereof, in the name of such Purchaser or the Corporation, as the case may be, a new certificate or certificates representing such Shares, and thereupon all of CSH's rights in and to such Shares shall terminate.

     10. Lock-up. If requested by the underwriters for the initial underwritten public offering of securities of the Corporation, CSH and each Purchaser shall agree not to sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of all or any of such Shares, without the written consent of such underwriters, for a period of not more than 180 days following the effective date of the registration statement relating to such offering. This Section 10 shall expressly survive the termination of this Agreement.

     11. No Waiver. Any waiver of a breach of any of the terms of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other terms or conditions, nor shall any failure to enforce any provision of this Agreement operate as a waiver of such provision or any other provision.

     12. Successors and Assigns. The rights, benefits and obligations of the Corporation under this Agreement and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against its successors and assigns. Subject to the limitations set forth herein, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of CSH. Subject to the limitations set forth herein, neither this Agreement nor any rights or obligations hereunder shall be assigned by CSH. The rights and obligations of the Purchasers hereunder shall inure to the benefit of and be binding upon the Purchasers respective successors and assigns.

     13. Entire Agreement. The Agreement (with respect to the Corporation and the Purchasers, together with the Purchase Agreement), constitutes the entire agreement among the parties. This Agreement may not be amended or modified, except in writing, and signed by each of the Purchasers and CSH.

     14. Severability. If any provision of this Agreement or the application thereof is held invalid or unenforceable, the invalidity or unenforceability thereof shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application. To that end, the provisions of this Agreement are to be severable.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without giving effect to its conflicts of laws principles).

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be signed and each of CSH and the Purchasers have executed this Agreement as of the date shown below.

                                        GENOMICA CORPORATION

Dated:__________, 1996          BY:______________________________
                                TITLE:___________________________
Dated:__________, 1996

                                        COLD SPRING HARBOR LABORATORY

                                        BY:/s/ John Maroney
                                           -------------------------------------
                                        TITLE:__________________________________
                                               John Maroney
                                               Assistant Administrative Director
                                        PURCHASERS:

                                        FALCON TECHNOLOGY PARTNERS, L.P.,
                                            a Delaware limited partnership

                                        BY:/s/ James L. Rathmann
                                           -------------------------------------
                                        TITLE: General Partner

                                        HARRIS & HARRIS GROUP, INC.,
                                            a Delaware corporation

                                        BY:/s/
                                           -------------------------------------
                                        TITLE: Executive Vice President
                                              ----------------------------------

                                  SCHEDULE 1
                                  ----------

        Shares          Vesting Schedule
        ---------       ----------------
CSH     679,679         339,840 shares are Vested Shares immediately;
        (license)       5,664 shares become Vested Shares on the first day of
                        each calendar month commencing after the date hereof;
                        provided, however, that if Dr. Thomas Marr ("Marr") leaves the employ of CSH and becomes an employee of the Corporation, all shares become Vested Shares; provided further, that notwithstanding the above provisions, if CSH terminates Marr's employment not for cause and Marr does not become an employee of the Corporation, all shares which have not yet become Vested Shares will always remain Unvested Shares.